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                                                                    Exhibit 10.1

                       FIFTH AMENDMENT OF CREDIT AGREEMENT

     THIS FIFTH AMENDMENT OF CREDIT AGREEMENT (this "AMENDMENT") is entered into, effective as of June 30, 2001, between PROTECTION ONE ALARM MONITORING, INC., a Delaware corporation ("BORROWER"), each of the Persons which is a signatory to this Amendment (collectively, "LENDERS"), and WESTAR INDUSTRIES, INC., as Administrative Agent for the Lenders (in such capacity, together with its successors in such capacity, "ADMINISTRATIVE AGENT").

                                 R E C I T A L S

     A. Borrower, Lenders and Administrative Agent entered into the Credit Agreement dated as of December 21, 1998 (as renewed, extended, modified, and amended from time to time, the "CREDIT AGREEMENT"; capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement), providing for a revolving credit facility in the original maximum principal amount of $500,000,000.

     B. Pursuant to a letter agreement dated as of September 30, 1999, Borrower reduced the Total Commitment to $250,000,000.

     C. The Lenders and the Administrative Agent entered into that certain Assignment and Acceptance dated December 17, 1999 wherein the Administrative Agent and the Lenders assigned all of their rights and obligations under the Credit Agreement to Westar Industries, Inc. (f/k/a Westar Capital, Inc.).

     D. Borrower, Lender and Administrative Agent entered into a Second Amendment of Credit Agreement effective as of February 29, 2000, a Third Amendment of Credit Agreement effective as of January 2, 2001, and a Fourth Amendment of Credit Agreement effective as of March 2, 2001, pursuant to which certain provisions of the Credit Agreement were amended.

     E. Borrower, Lender, and Administrative Agent desire to further modify certain provisions contained in the Credit Agreement, subject to the terms and conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Lender, and Administrative Agent agree as follows:

     1. AMENDMENTS TO THE CREDIT AGREEMENT.

     (a) SECTION 1.1 is hereby amended to delete the definition of "EBITDA" in its entirety and replace such definitions with the following:

          EBITDA means, with respect to any Person for any fiscal period, an amount equal to (a) consolidated net income of such Person for such period, MINUS (b) THE SUM OF (i) income tax credits, (ii) interest income, (iii) gains from

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     extraordinary items for such period, and (iv) any aggregate net gain during such period arising from the sale, exchange, or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, and all inventory sold in conjunction with the disposition of fixed assets, but excluding asset sales in the ordinary course of business permitted pursuant to SECTION 10.11), in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, MINUS (c) any cash payments made in respect of any item of extraordinary loss accrued during a prior period and added back to EBITDA in such prior period pursuant to CLAUSE (g)(v) below, PLUS (d) to the extent deducted from the calculation of consolidated net income in CLAUSE (a) above, (i) non-recurring expenses incurred in connection with the restructuring (including the payment, prepayment, renegotiation, buyout, or other compromise, collection, or other restructuring transaction and all expenses related thereto including attorneys' fees and expenses) of dealer contracts and receivables and (ii) expenses related to the writeoff of dealer receivables (PROVIDED THAT the aggregate amount of such expenses that may be added pursuant to this CLAUSE (d) may not exceed $10,000,000 in the aggregate during the term of this Agreement), PLUS (e) expenses related to the purchase of accounts from Paradigm Direct, LLC recognized during such period that, in accordance with GAAP, are required to be expensed (as opposed to capitalized), PLUS (f) expenses related to the internal generation of accounts recognized during such period that, in accordance with GAAP, are required to be expensed (as opposed to capitalized), PLUS
     (g) THE SUM OF (i) any provision for income taxes, (ii) Interest Expense,
     (iii) the amount of depreciation and amortization for such period, (iv) the amount of any deduction to consolidated net income as the result of any Stock option expense, (v) the amount of any item of extraordinary loss not paid in cash in such period, and (vi) the absolute value of any aggregate net loss during such period arising from the sale, exchange, or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, and all inventory sold in conjunction with the disposition of fixed assets, but excluding asset sales in the ordinary course of business permitted pursuant to SECTION 10.11), PLUS (h) non-recurring expenses incurred in connection with work force reductions by Borrower, the consolidation of Borrower's call centers or offices, or the closing of Borrower's patrol and national accounts operations, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. In the case of any Permitted Acquisition or internally generated account during any period of calculation, EBITDA shall, for the purposes of the foregoing calculations, be adjusted to give effect to such Permitted Acquisition or internally generated account, as if such Permitted Acquisition or internally generated account occurred on the first (1st) day of such period, by, with respect to any Permitted Acquisition, increasing, if positive, or decreasing, if negative, EBITDA by the EBITDA of such newly-acquired business during such period of calculation occurring prior to the date of such Permitted Acquisition.


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          (b) SECTION 10.13 is hereby deleted in its entirety and replaced with the following:

          10.13 FINANCIAL COVENANTS. As calculated on a consolidated basis for the Companies:

          (a) LEVERAGE RATIO. Borrower shall not permit the Leverage Ratio, as of the last day of any fiscal quarter of the Companies, to be greater than
     5.75 to 1.0.

          (b) INTEREST COVERAGE. Borrower shall not permit the Interest Coverage Ratio, as of the last day of any fiscal quarter of the Companies, to be less than 2.10 to 1.0.

     2. AMENDMENT OF CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS. All references in the Loan Documents to the Credit Agreement shall henceforth include references to the Credit Agreement as modified and amended by this Amendment, and as may, from time to time, be further modified, amended, restated, extended, renewed, and/or increased.

     3. RATIFICATIONS. Borrower (a) ratifies and confirms all provisions of the Loan Documents as amended by this Amendment, (b) ratifies and confirms that all guaranties, assurances, and Liens, if any, granted, conveyed, or assigned to the Credit Parties under the Loan Documents are not released, reduced, or otherwise adversely affected by this Amendment and continue to guarantee, assure, and secure full payment and performance of the present and future Obligation, and
(c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents, and certificates as the Credit Parties may reasonably request in order to create, perfect, preserve, and protect those guaranties, assurances, and Liens.

     4. REPRESENTATIONS. Borrower represents and warrants to the Credit Parties that as of the date of this Amendment: (a) this Amendment has been duly authorized, executed, and delivered by Borrower and each of the other Obligors that are parties to this Amendment; (b) no action of, or filing with, any Governmental Authority is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by Borrower or any other Obligor of this Amendment; (c) the Loan Documents, as amended by this Amendment, are valid and binding upon Borrower and the other Obligors and are enforceable against Borrower and the other Obligors in accordance with their respective terms, except as limited by Debtor Relief Laws and general principles of equity; (d) the execution, delivery, and performance by Borrower and the other Obligors of this Amendment do not require the consent of any other Person and do not and will not constitute a violation of any Governmental Requirement, order of any Governmental Authority, or material agreements to which Borrower or any other Obligor is a party thereto or by which Borrower or any other Obligor is bound; (e) all representations and warranties in the Loan Documents are true and correct in all material respects on and as of the date of this Amendment, except to the extent that (i) any of them speak to a different specific date, or
(ii) the facts on which any of them were based have


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been changed by transactions contemplated or permitted by the Credit Agreement;
and (f) both before and after giving effect to this Amendment, no Potential Default or Default exists.

     5. CONDITIONS. This Amendment shall not be effective unless and until:

     (a) this Amendment has been executed by Borrower, the other Obligors, Administrative Agent, and the Required Lenders; and

     (b) Borrower shall have delivered to Administrative Agent such documents satisfactory to Administrative Agent evidencing the authorization and execution of this Agreement, and the other documents executed and delivered in connection herewith (collectively, the "AMENDMENT DOCUMENTS").

     6. CONTINUED EFFECT. Except to the extent amended hereby or by any documents executed in connection herewith, all terms, provisions, and conditions of the Credit Agreement and the other Loan Documents, and all documents executed in connection therewith, shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

     7. MISCELLANEOUS. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment shall be construed and its performance enforced, under Texas law, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

     8. PARTIES. This Amendment binds and inures to Borrower and the Credit Parties and their respective successors and permitted assigns.

     9. ENTIRETIES. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED BY THIS AMENDMENT AND THE OTHER AMENDMENT DOCUMENTS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THE CREDIT AGREEMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


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                      SIGNATURE PAGE TO FIFTH AMENDMENT OF
                             CREDIT AGREEMENT AMONG
               PROTECTION ONE ALARM MONITORING, INC., AS BORROWER,
                WESTAR INDUSTRIES, INC., AS ADMINISTRATIVE AGENT
                                       AND
                            THE LENDERS NAMED HEREIN

         EXECUTED on and effective as of the dates first above written.

                                       PROTECTION ONE ALARM MONITORING, INC., a
                                       Delaware corporation, as Borrower


                                       By:     /s/ Richard Ginsburg
                                            ---------------------------
                                            Name:  Richard Ginsburg
                                                   -----------------------
                                            Title: Chief Executive Officer
                                                   -----------------------


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                      SIGNATURE PAGE TO FIFTH AMENDMENT OF
                             CREDIT AGREEMENT AMONG
               PROTECTION ONE ALARM MONITORING, INC., AS BORROWER,
                WESTAR INDUSTRIES, INC., AS ADMINISTRATIVE AGENT,
                                       AND
                            THE LENDERS NAMED HEREIN

         EXECUTED on and effective as of the dates first above written.

                                       WESTAR INDUSTRIES, INC., as
                                       Administrative Agent and a Lender


                                       By:     /s/ Paul R. Geist
                                            ---------------------------
                                            Name:  Paul R. Geist
                                                   ---------------------
                                            Title: President and Chief
                                                   Executive Officer
                                                   ---------------------



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     To induce the Credit Parties to enter into this Amendment, each of the undersigned (a) consents and agrees to the Amendment Documents' execution and delivery, (b) ratifies and confirms that all guaranties, assurances, and Liens, if any, granted, conveyed, or assigned to the Credit Parties under the Loan Documents are not released, diminished, impaired, reduced, or otherwise adversely affected by the Amendment Documents and continue to guarantee, assure, and secure the full payment and performance of all present and future Obligations (except to the extent specifically limited by the terms of such guaranties, assurances, or Liens), (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional guaranties, assignments, security agreements, deeds of trust, mortgages, and other agreements, documents, instruments, and certificates as the Credit Parties may reasonably deem necessary or appropriate in order to create, perfect, preserve, and protect those guaranties, assurances, and Liens, and (d) waives notice of acceptance of this consent and agreement, which consent and agreement binds the undersigned and its successors and permitted assigns and inures to the Credit Parties and their respective successors and permitted assigns.




     EXECUTED on and effective as of the dates first above written.

                                       PROTECTION ONE, INC., a Delaware
                                       corporation


                                       By:   /s/ Richard Ginsburg
                                            ------------------------------
                                            Name:  Richard Ginsburg
                                                   -------------------------
                                            Title: Chief Executive Officer
                                                   -------------------------


                                       NETWORK MULTI-FAMILY SECURITY
                                       CORPORATION, a Delaware corporation


                                       By:   /s/ Anthony D. Somma
                                             -------------------------------
                                             Name:  Anthony D. Somma
                                                    ------------------------
                                             Title: Assistant Secretary and
                                                    Assistant Treasurer
                                                    ------------------------